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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 26, 2002



                          STRATUS SERVICES GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


   Delaware                              001-15789              22-3499261
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(State or other                         (Commission           (I.R.S. Employer
jurisdiction of incorporation             File No.)          Identification No.)
 or organization)


             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
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                    (Address of principal executive offices)


                                 (732) 866-0300
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               (Registrant's telephone number including area code)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On November 26, 2002, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant"), announced that it has acquired, effective as of December 1, 2002 (the "Effective Date"), substantially all of the tangible and intangible assets, excluding accounts receivable, of six offices of Elite Personnel Services ("Elite"), a California corporation. The Registrant is also taking over Elite's Downey, California office, from which Elite currently services no accounts but which it utilizes as a corporate office. The Registrant will continue to utilize the Downey office as a regional corporate facility. Pursuant to the terms of an Asset Purchase Agreement between the Registrant and Elite dated November 19, 2002 (the "Asset Purchase Agreement"), the purchase price payable at closing (the "Base Purchase Price") for the assets was $1,264,000, all of which was represented by an unsecured promissory note. In addition to the Base Purchase Price, Elite will also receive as a deferred purchase price an amount equal to ten percent (10%) of the annual "Gross Profits," as defined in the Asset Purchase Agreement, of the acquired business between $2,500,000 and $3,200,00, and fifteen percent (15%) of the annual Gross Profits of the acquired business in excess of $3,200,000, for a minimum period of one (1) year from the Effective Date, and for a period of two
(2) years from the Effective Date if Gross Profits during the first year reach specified levels. The note includes imputed interest at 4% per annum and is payable over an eight-year period in equal monthly payments beginning 30 days after the Effective Date. In connection with the transaction, Elite, its President, Bernard Freedman and other key management members entered into Non-Competition and Non-Solicitation Agreements pursuant to which they agreed not to compete with the Registrant in the territories of the acquired business for periods ranging from twelve (12) months to five (5) years, and to not solicit the employees or customers of the acquired business for periods ranging from twelve (12) months to five (5) years. Additionally, Bernard Freedman, Elite's current President, has also entered into an Employment Agreement, as of the Effective Date, with Stratus, for a minimum of a one (1) year term. This term can be extended by Mr. Freedman if certain targeted Gross Profit levels are attained.

         The purchase price was arrived at through arms-length negotiations between the parties.


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         The Elite branches provide temporary light industrial and clerical staffing in six (6) business locations in the California cities of West Covina, Bellflower, Culver City and Rancho Cucamonga and the Nevada cities of Henderson and Las Vegas with estimated 2002 revenues of $30 million.

         The Registrant currently intends to continue to operate the business formerly conducted by Elite at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Elite's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Elite's business could differ materially from the intention stated.

         The above descriptions of the Asset Purchase Agreement and the Non-Competition and Non-Solicitation Agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits hereto.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is not practicable to provide the financial statements required to be filed as a result of the acquisitions of the assets of Elite described in
Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Financial Statements will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after the required filing date of this report. The Registrant expects to file the Financial Statements no later than January 30, 2003.

         (b)   PRO FORMA FINANCIAL INFORMATION

         It is not practicable to provide the pro forma financial information required to be filed as a result of the acquisitions of the assets of Elite described in Item 2 hereof (the "Pro Forma Information"), on the date that this report is being filed with the Securities and Exchange Commission. The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after the required filing date of this report. The Registrant expects to file the Pro Forma Information no later than January 30, 2003.

         (c)     EXHIBITS.

                 2.1 Asset Purchase Agreement, dated November 19, 2002, by and between Stratus Services Group, Inc. and Elite Personnel Services, Inc.

                 10.1 Non-Competition Agreements, dated December 1, 2002, between Stratus Services Group, Inc. and each of Elite Personnel Services, Inc. and Bernard Freedman.


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                 10.2     Employment Agreement dated December 1, 2002 between
                          Stratus Services Group, Inc. and Bernard Freedman.

                 10.3 Promissory Note in the amount of $1,264,000 dated as of December 1,2002, issued by Stratus Services Group, Inc. to Elite Personnel Services, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           STRATUS SERVICES GROUP, INC.

                                           By:  /S/ Joseph J. Raymond
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                                                Joseph J. Raymond
                                                President & CEO

Date: November 26, 2002







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